                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                  FORM 8-K/A
                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 1, 1999

                                 ------------

                             MC INFORMATICS, INC.
             (Exact name of registrant as specified in its charter)

         California                       0-21819               94-3165144
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer)
 incorporation or organization)                            Identification No.)

      18881 Von Karman Avenue,           Suite 100               92612
          Irvine, California                                   (Zip Code)
(Address of principal executive offices)

      Registrant's telephone number, including area code: (949) 261-7100

Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of business acquired.

               The required financial statements of the business acquired are filed with this report as pages F-1 through F-17 following the signature page.

  (b) Pro Forma financial information.

      On October 1, 1999, MC Informatics, Inc. ("MCI" or the "Company") acquired all of the outstanding stock of HSG Acquisitions, Inc. dba Inteck, Inc. ("HSG") pursuant to the terms of a Stock Purchase Agreement for a purchase price of $1,812,500, subject to certain adjustments. The purchase price for the acquisition included the issuance of 245,000 shares of the Company's common stock valued at $2.50 per share which approximated fair market value on October 1, 1999, an additional issuance of 120,000 shares of common stock valued at $2.50 per share on January 5, 2000, a cash payment of $300,000 and a promissory note for the sum of $600,000 plus interest at the rate of 8.5% per annum commencing October 1, 1999. The terms of the promissory note include an interest only payment of $13,414 due on January 5, 2000 and nine monthly payments of principal and interest of $36,650 commencing January 5, 2000 with a balloon payment of $300,000 due on October 1, 2000.

     The acquisition of HSG will be accounted for using the purchase method of accounting with the assets acquired and liabilities assumed recorded at their fair values.

      The required pro forma financial information of the business acquired is set forth below.

     The accompanying unaudited pro forma condensed statements of operations illustrate the effect of the acquisition of HSG on the Company's results of operations. The unaudited pro forma condensed statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, and the unaudited pro forma condensed balance sheet as of September 30, 1999 are based on historical financial statements of the Company and HSG for those periods. The unaudited pro forma condensed statements of operations assume the acquisition took place on January 1, 1998. The unaudited pro forma condensed balance sheet assumes the acquisition occurred on September 30, 1999.

     The unaudited pro forma condensed statements of operations and balance sheet are not intended to be indicative of the results of operations or financial position which actually would have been realized had the acquisition occurred at the times assumed, nor of the future results of operations of the combined entities. The accompanying unaudited pro forma condensed financial statements should be read in connection with the historical financial statements and notes of the Company and HSG.

                             MC Informatics, Inc.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     Nine Months Ended September 30, 1999
                                  (Unaudited)

                                         MCI      HSG(2)       Pro forma     Pro Forma
                                                               Adjustments   Combined
Revenues                             $ 6,665,751  $ 1,479,047                 8,144,798
Direct Expenses                        4,922,812      705,312                 5,628,124
                                    ------------  -----------                ----------

  Gross Profit                         1,742,939      773,735                 2,516,674


Selling, General and Administrative
  expenses                             2,973,363      618,485                 3,591,848

Goodwill Amortization                         --          --     187,361(3)     187,361
                                     ------------  ----------                ----------
Income (loss) from operations         (1,230,424)     155,250                (1,262,535)

Interest expense                           7,046                  38,250(4)      45,296

Other expense                            144,959       31,436                   176,395
                                    ------------  -----------                ----------

Income (loss) before income taxes     (1,382,429)     123,814                (1,484,226)

Provision for income taxes                 1,200       42,100                    43,300

                                    ------------  -----------                ----------
Net income (loss)                   $ (1,383,629) $    81,714                (1,527,526)
                                    ============  ===========                ==========

Net loss per share, basic &
diluted(5)                                 (0.11)                                 (0.11)

Weighted average shares of common
stock, basic & diluted                13,066,530                             13,311,530

   See accompanying notes to the unaudited pro forma condensed financial statements.

                             MC Informatics, Inc.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         Year Ended December 31, 1998
                                  (Unaudited)

                                                      MCI           HSG         Pro forma          Pro Forma
                                                                                Adjustments        Combined
Revenue                                          $  3,716,585   $ 1,664,379                        5,380,964
Direct Expenses                                     2,529,959       859,743                        3,389,702
                                                 ------------   -----------                      -----------

  Gross Profit                                      1,186,626       804,636                        1,991,262

Selling, General and Administrative expenses        1,691,609     1,125,681                        2,817,290
Goodwill amortization                                       -             -        249,815(3)        249,825
                                                 ------------   -----------                      -----------
Loss from operations                                 (504,983)     (321,045)                      (1,075,843)

Interest expense                                      (30,995)            -         51,000(4)         81,985

Interest income                                       (69,107)      (23,927)                         (93,034)
Non-cash financing cost associated
with convertible preferred stock                      864,000             0                          864,000
                                                 ------------   -----------                      -----------
Loss before income taxes                           (1,330,861)     (297,118)                      (1,928,794)

Provision for income taxes                              4,600      (102,380)                         (97,780)

                                                 ------------   -----------                      -----------
Net loss                                         $ (1,335,461)  $  (194,738)                      (1,831,014)
                                                 ============   ===========                      ===========

Net loss per share, basic & diluted(5)                  (0.14)                                         (0.14)

Weighted average shares of common
stock, basic & diluted                             12,672,527                                     12,917,527

                         See accompanying notes to the unaudited pro forma condensed financial statements.

                             MC Informatics, Inc.
                       PRO FORMA CONDENSED BALANCE SHEET
                              September 30, 1999
                                  (Unaudited)

                                                                         Pro Forma Adjustments(1)          Pro Forma
                                                  MCI         HSG         Debit          Credit             Combined
                                             -----------------------------------------------------       --------------
Current assets:
  Cash and cash equivalents                  $         -    83,557                      300,000             $ (216,443)
  Accounts receivable, net                     1,955,754   337,357                                           2,293,111
  Tax refund receivable                                -   113,660                                             113,660
  Note from Related Party                        179,370         -                                             179,370
  Inventory                                       47,693         -                                              47,693
  Prepaid expenses and other current assets      198,796     4,279                                             203,075
  Deferred taxes                                       -    11,500                                              11,500
                                             -------------------------------------------------------------------------
   Total current assets                        2,381,614   550,353              -       300,000              2,631,967


  Property & equipment, net                      361,452    14,021                                             375,473
                                                                                                           -----------
  Goodwill                                       413,387         -      1,823,605                            2,236,992
                                                                                                           -----------
  Deferred taxes                                       -    33,200                                              33,200
  Other Assets                                    60,117     5,141                                              65,258
                                             -------------------------------------------------------------------------
   Total assets                              $ 3,216,570   602,715      1,825,604       300,000            $ 5,342,890
                                             =========================================================================


Current liabilities:
  Accounts payable                           $   641,676    63,762                       57,918            $   763,356
  Note payable - Bank                            725,000    35,000                                             760,000
  Loans Payable to Shareholder                         -     5,000                      600,000                605,000
  Accrued liabilities                            267,852   102,913                      106,362                477,127
  Deferred revenue                               148,260    79,881                                             228,141
  Income tax payable                                        18,000                                              18,000
                                             -------------------------------------------------------------------------
   Total current liabilities                   1,782,788   304,556              -       764,280              2,851,624


Long Term Debt                                   142,211         -                                             142,211
Deferred compensation Payable                          -   144,983                                             144,983
Other Liabilities                                      -         -                      300,000                300,000
                                             -------------------------------------------------------------------------
Total Liabilities                              1,924,999   449,539                    1,064,280              3,438,818


Stockholders' Equity:
  Common stock                                 2,995,349    40,100         40,100       612,500              3,607,849
  Retained earnings (accumulated deficit)     (1,703,778)  113,076        113,076                           (1,703,779)
                                             -------------------------------------------------------------------------
   Total Stockholders' equity                  1,291,571   153,176        153,176       612,500              1,904,070
                                             -------------------------------------------------------------------------
Total liabilities & stockholders' equity     $ 3,216,570   602,715      2,129,956     2,129,956            $ 5,342,890
                                             =========================================================================

                  See accompanying notes to the unaudited pro forma condensed financial statements


                                MC Informatics
        Notes to the Unaudited Pro Forma Condensed Financial Statements
                                  (unaudited)

(1) The acquisition of HSG by the Company is accounted for using the purchase method of accounting. The pro forma adjustments to record the acquisition in the accompanying unaudited pro forma condensed balance sheet are as follows:

     Components of purchase price:

            Cash                                      $ 300,000
            Promissory note                             600,000
            Future obligation to issue 120,000
              shares of the Company's common stock      300,000
            Issuance of 245,000 shares of the
              Company's common stock                    612,500
                                                     ----------
                                                      1,812,500

            Purchase price adjustment payable
              to seller                                 106,362

            Acquisition costs                            57,918
                                                     ----------
     Total purchase price                             1,976,780

     Net assets acquired                                153,176
                                                     ----------

     Goodwill                                        $1,823,604
                                                     ==========

(2) The historical financial statements for HSG have been accounted for on a June 30 fiscal year end basis. These historical financial statements have been recast using a December 31 fiscal year end for purposes of the accompanying unaudited pro forma condensed statements of operations.

(3) Goodwill is estimated to have a useful life of seven years and is amortized using the straight-line method. The unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, reflect twelve and nine months amortization for those periods, respectively.

(4) The pro forma adjustment for interest expense reflects the interest associated with the promissory note issued in connection with the acquisition.

(5) Pro forma loss per share is based on the weighted average number of shares of common stock outstanding during the periods. Options and warrants to purchase common stock were excluded in the calculation of the pro forma loss per share, as their effect would be antidilutive.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                   MC Informatics, Inc.

December 15, 1999                 By: /s/ JEFFREY L. POLLARD
                                     ------------------------
                                  Jeffrey L. Pollard
                                  Chief Financial Officer

                  HSG Acquisitions, Inc. D.B.A. Inteck, Inc.

                         Index to Financial Statements


                                                                  Contents


     Report of Independent Certified Public Accountants              F-2

     Balance Sheets                                            F-3 - F-4

     Statements of Operations                                        F-5

     Statements of Stockholders' Equity and
        Comprehensive Income (Loss)                                  F-6

     Statements of Cash Flows                                        F-7

     Summary of Accounting Policies                           F-8 - F-11

     Notes to Financial Statements                           F-12 - F-17

Report of Independent Certified Public Accountants

Board of Directors
HSG Acquisitions, Inc. D.B.A. Inteck, Inc.


We have audited the accompanying balance sheets of HSG Acquisitions, Inc. D.B.A. Inteck, Inc. as of June 30, 1999 and 1998 and the related statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HSG Acquisitions, Inc. D.B.A. Inteck, Inc. at June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/  BDO Seidman LLP
--------------------
BDO Seidman, LLP

Denver, Colorado
November 12, 1999

                                      HSG Acquisitions, Inc. D.B.A. Inteck, Inc.
                                                                  Balance Sheets

                                                    September 30,             June 30
                                                        1999          ------------------------
                                                     (unaudited)        1999            1998
----------------------------------------------------------------------------------------------
Current Assets:

 Cash and cash equivalents (Note 3)                    83,557         $ 68,434       $ 91,854
 Investment securities (Notes 1 and 3)                      -                -         99,384
 Accounts receivable,                                 337,357          508,308        212,176
 Income tax receivable                                113,660          112,769        156,453
 Deferred taxes (Note 9)                               11,500           13,100          2,100
 Prepaid expenses and other current assets              4,279            3,186         11,516
----------------------------------------------------------------------------------------------

Total current assets                                  550,353          705,797        573,483

Property and equipment, net (Note 2)                   14,021           12,797         24,231
Deferred taxes (Note 9)                                33,200           32,900         31,175
Other assets                                            5,141            3,833          6,714
----------------------------------------------------------------------------------------------

Total assets                                          602,715         $755,327       $635,603
==============================================================================================

      See accompanying summary of accounting policies and notes to financial statements.

                                      HSG Acquisitions, Inc. D.B.A. Inteck, Inc.
                                                                  Balance Sheets

                                                       September 30,                       June 30
                                                           1999                -------------------------------
                                                        (Unaudited)               1999               1998
--------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current liabilities:
 Line of credit (Note 3)                                   35,000              $ 35,000          $       -
 Accounts payable                                          63,762                94,050             34,620
 Notes payable - employee                                       -                     -             43,289
 Due to shareholder (Note 4)                                5,000                72,370             25,000
 Accrued liabilities                                      102,913               142,396            135,429
 Income taxes payable (Note 9)                             18,000                18,000                  -
 Customer deposits                                         79,881               109,351            123,792
--------------------------------------------------------------------------------------------------------------

Total current liabilities                                 304,556               471,167            362,130

Deferred compensation agreement (Note 5)                  144,983               144,983            129,783
--------------------------------------------------------------------------------------------------------------

Total liabilities                                         449,539               616,150            491,913
--------------------------------------------------------------------------------------------------------------

Commitments and contingencies (Notes 5, 7 and 12)

Stockholders' equity:
 Common stock, no par value, 100,000 shares
   authorized, 12,820 shares issued and outstanding        40,100                40,100            40,100
 Accumulated other comprehensive income, net                    -                     -            15,627
 Retained earnings                                        113,076                99,077            87,963
--------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                153,176               139,177           143,690
--------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                602,715              $755,327          $635,603
==============================================================================================================

           See accompanying summary of accounting policies and notes to financial statements.

                                       HSG Acquisitions, Inc. D.B.A Inteck, Inc.
                                                        Statements of Operations


                                                Three Months Ended September 30
                                                          (Unaudited)                 Years Ended June 30
                                                -------------------------------   --------------------------
                                                    1999             1998             1999        1998
------------------------------------------------------------------------------------------------------------
Revenues                                          $458,748          $348,721      $1,855,637   $1,861,570
Direct expenses                                    233,300           262,843         991,578      774,659
------------------------------------------------------------------------------------------------------------

Gross profit                                       225,448            85,878         864,059    1,086,911

Selling, general and administrative expenses       201,615           201,077         833,811    1,353,016
------------------------------------------------------------------------------------------------------------

Income (loss) from operations                       23,833          (115,199)         30,248     (266,105)
------------------------------------------------------------------------------------------------------------

Other income (expense):
 Gain on sale of investments (Note 1)                   --            25,346          25,011       28,699
 Investment income                                     702               187             651        6,414
 Interest expense                                   (4,236)           (1,844)        (30,226)     (24,881)
------------------------------------------------------------------------------------------------------------

Total other income (expense)                        (3,534)           23,689          (4,564)      10,232
------------------------------------------------------------------------------------------------------------

Income (loss) before taxes                          20,299           (91,510)         25,684     (255,873)

Income tax expense (benefit) (Note 9)                6,300           (32,430)         14,570     (101,240)
------------------------------------------------------------------------------------------------------------

Net income (loss)                                 $ 13,999          $(59,080)     $   11,114   $ (154,633)
============================================================================================================

             See accompanying summary of accounting policies and notes to financial statements.

                                       HSG Acquisitions, Inc. D.B.A Inteck, Inc.
                                               Statements of Stockholders Equity
                                                 and Comprehensive Income (Loss)

====================================================================================================================================


                                                                                  Accumulated
                                                            Common Stock             Other                         Total
                                                       ----------------------     Comprehensive     Retained    Stockholders'
Years Ended June 30, 1998 and 1999                      Shares        Amount      Income (Loss)     Earnings       Equity
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 1, 1997                                   10,000       $   100   $      26,266        $ 242,596  $     268,962

Comprehensive loss:

   Net loss                                                  -             -               -         (154,633)      (154,633)

   Change in net unrealized gains on
      securities available for sale                          -             -         (10,639)               -        (10,639)
                                                                                                                ------------
Total comprehensive loss                                                                                            (165,272)
Shares issued for services (Note 6)                      2,820        40,000               -                -         40,000
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1998                                  12,820        40,100          15,627           87,963        143,690

Comprehensive income:

   Net income                                                -             -               -           11,114         11,114

   Change in net unrealized gains on
      securities available for sale                          -             -         (15,627)               -        (15,627)
                                                                                                                ------------
Total comprehensive loss                                                                                              (4,513)
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999                                  12,820        40,100               -           99,077        139,177

Comprehensive Income

   Net Income (unaudited)                                    -             -               -           13,999         13,999
------------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 1999 (unaudited)                $12,820       $40,100   $           -         $113,076       $153,176
====================================================================================================================================

          See accompanying summary of accounting policies and notes to financial statements.

                                      HSG Acquisitions, Inc. D.B.A. Inteck, Inc.
                                                        Statements of Cash Flows





                                                Three Months Ended September 30,
                                                         (Unaudited)                      Years Ended June 30,
                                                --------------------------------    ------------------------------
                                                     1999             1998            1999                  1998
------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
 Net income (loss)                                   $  13,999        $(59,080)       $  11,114            $(154,633)
 Adjustments to reconcile net income (loss) to
   net cash used in operating activities:
   Depreciation and amortization expense                     -           2,080            9,821               11,826
   Issuance of common stock for services                     -               -                -               40,000
   Realized gain on sale of investments                      -         (25,346)         (25,011)             (28,699)
   Loss on disposal of fixed assets                          -               -            4,558                    -
   Deferred taxes                                        1,300         (10,725)          (3,000)              11,013
   Deferred compensation                                     -                           15,200              (31,529)
   Changes in operating assets and liabilities:
      Accounts receivable                              170,951         (73,920)        (296,132)              81,635
      Prepaid expenses and other current assets         (1,093)           (730)           8,330               (7,653)
      Income tax receivable                               (891)          2,990           43,684             (112,522)
      Other assets                                      (1,308)              -            2,881               60,984
      Customer Deposits                                (29,470)         13,100          (14,441)             (58,430)
      Accounts payable                                 (30,288)         (1,560)          59,430              (10,907)
      Income taxes payable                                   -               -           18,000                    -
      Accrued liabilities                              (39,483)        (32,239)           6,967              (19,822)
---------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities     83,717        (185,430)        (158,599)            (218,737)
---------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
 Purchases of property and equipment                    (1,224)           (374)          (2,945)             (13,936)
 Proceeds from sale of investments                           -         109,103           99,043              117,508
 Purchases of investments                                    -               -                -              (65,253)
--------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities     (1,224)        108,729           96,098               38,319
--------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
 Repayment of notes payable to employee                      -         (43,289)         (43,289)             (30,000)
 Due to shareholder                                    (67,370)         28,180           47,370               25,000
 Proceeds from line of credit                                -          35,000           35,000                    -
--------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities    (67,370)         19,891           39,081               (5,000)
--------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents    15,123         (56,810)         (23,420)            (185,418)

Cash and cash equivalents, beginning of period          68,434          91,854           91,854              277,272
--------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period             $  83,557        $ 35,044        $  68,434            $  91,854
====================================================================================================================

                   See accompanying summary of accounting policies and notes to financial statements.

                                       HSG Acquisition, Inc. D.B.A. Inteck, Inc.

                                                  Summary of Accounting Policies



Organization            HSG Acquisitions, Inc. D.B.A. Inteck, Inc. (the
                        "Company") is a healthcare consulting corporation, which was incorporated in October 1989 and provides a wide range of information technology, strategic and operations management consulting services to a broad cross-section of healthcare industry participants and healthcare information system vendors.

Cash Equivalents        For purposes of the statement of cash flows, the Company
                        considers all highly liquid investments purchased with a maturity at date of purchase of three months or less to be cash equivalents.

Concentrations of       The Company's financial instruments that are
Credit Risk             exposed to concentrations of credit risk consist
                        primarily of cash balances in excess of the insurance provided by governmental insurance authorities and investments in equity obligations. The Company's cash is placed with financial institutions and are primarily in demand deposit accounts. The Company holds securities for sale in a variety of corporate equity instruments.

                        Concentrations of credit risk with respect to accounts receivable reflects balances due from a few customers dispersed across geographic areas. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. Generally, the Company has a policy of receiving retainers from new customers.

Marketable              Marketable securities classified as available for
Securities              sale are those securities that the Company does not have
                        a positive intent to hold to maturity or does not intend to trade actively. These securities are reported at fair value with unrealized gains and losses reported as as a net amount (net of applicable income taxes), as a component of stockholder's equity.

                                       HSG Acquisition, Inc. D.B.A. Inteck, Inc.

                                                  Summary of Accounting Policies


Property,               Property and equipment are recorded at cost.
Equipment and           Depreciation is provided on property and
Depreciation and        equipment by charging against earnings, amounts
Amortization            sufficient to amortize the costs of the assets over
                        their estimated useful lives. The ranges of estimated useful lives in computing depreciation and amortization are three to ten years. Depreciation is computed using the straight-line and accelerated tax depreciation methods. Any difference between the accelerated tax depreciation method and the straight-line depreciation method are not significant.

Taxes on Income         The Company accounts for income taxes under SFAS No.
                        109. Deferred income taxes result from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Revenue and             Revenues are recognized as services are provided.
Cost Recognition
                        Direct costs include all direct material and labor costs. General and administrative costs are charged to expense as incurred.

Significant             The Company has historically received greater than 10%
Customers               of its annual revenues from one or two customers. One
                        customer accounted for 11% of revenues for the year ended June 30, 1999 and two customers accounted for 23% and 19% of revenues for the year ended June 30, 1998. In addition, balances due from three customers accounted for 43% of accounts receivable at June 30, 1999 and 1998.

Use of Estimates        The preparation of financial statements in conformity
                        with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                       HSG Acquisition, Inc. D.B.A. Inteck, Inc.

                                                  Summary of Accounting Policies

Interim Financial       In the opinion of management, the accompanying unaudited
Statements              interm financial statements contain all adjustments
                        (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 1999 and the results of operations and cash flows for the three months ended September 30, 1999 and 1998, and are not necessarily indicative of the results to be expected for the full year.

Comprehensive           Effective July 1, 1997, the Company adopted
Income (Loss)           FASB Statement No. 130, Reporting Comprehensive Income
                        ("SFAS No. 130"). SFAS No. 130 requires the reporting of comprehensive income in addition to net income (loss) from operations. Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss).

                        The change in net unrealized securities gains (losses) recognized in other comprehensive income includes two components: (1) unrealized gains (losses) that arose during the period from changes in market value of securities that were held during the period (Holding gains (losses)), and (2) gains or (losses) that were previously unrealized, but have been recognized in current period net income due to sales of available-for sale securities (reclassification for realized gains). This reclassification has no effect on total comprehensive income or stockholder's equity.

                        The following table presents the components of other comprehensive income (loss), net of tax:


                                                                         Years Ended June 30
                                                                            (net of tax)
                                                                        1999            1998
                            ----------------------------------------------------------------------
                            Holding gains                               $  9,384        $ 18,060
                            Reclassification for realized gains          (25,011)        (28,699)
                            ----------------------------------------------------------------------

                              Decrease in net unrealized securities
                                 gains recognized in other
                                 comprehensive income                   $(15,627)       $(10,639)
                            ======================================================================

                                       HSG Acquisition, Inc. D.B.A. Inteck, Inc.

                                                  Summary of Accounting Policies


New Accounting          In June 1998, the FASB issued SFAS No. 133,
Pronouncement           "Accounting for Derivative Instruments and Hedging
                        Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

                                       HSG Acquisition, Inc. D.B.A. Inteck, Inc.

                                                   Notes to Financial Statements


1.  Investment          The Company's market value of available for sale
    Securities          securities consisted of the following:

                                                           Gross        Gross
                                                         Unrealized   Unrealized     Estimated
                             June 30, 1998        Cost      Gains        Loss        Fair Value
                            ------------------------------------------------------------------------
                             Equity Securities    $74,447    $24,937    $     -      $   99,384
                            ========================================================================

                        The Company realized net gains of $25,011 and $28,699 on the sale of investment securities for the years ended June 30, 1999 and 1998.

2.  Property and        The Company's property and equipment is summarized as
    Equipment           follows:


                                                               September 30             June 30,
                                                                   1999       ---------------------------
                                                               (Unaudited)      1999           1998
                            -------------------------------------------------------------------------------
                              Computer equipment                 $ 94,469       $ 93,245      $  98,150
                              Computer software                    11,176         11,176         10,861
                              Furniture, fixtures and equipment     7,043          7,043          7,043
                            -------------------------------------------------------------------------------
                                                                  112,688        111,464        116,054

                              Less accumulated depreciation
                                and amortization                   98,667         98,667         91,823
                            -------------------------------------------------------------------------------

                                                                 $ 14,021       $ 12,797      $  24,231
                            ===============================================================================

                        Depreciation and amortization expense was $9,821 and $11,826 for the years ended June 30, 1999 and 1998.

3.  Line of Credit      The Company entered into a $35,000 revolving line-of-
                        credit agreement with a bank on July 28, 1998. The line of credit bears interest at an annual rate equal to the bank's Prime Rate (8.5% at June 30, 1999) plus 2.5%. The balance is due on demand. The revolving line of credit is collateralized by all of the Company's bank and investment accounts. The balance outstanding at June 30, 1999 under this agreement was $35,000.

                                       HSG Acquisition, Inc. D.B.A. Inteck, Inc.

                                                   Notes to Financial Statements


4.  Due to              The Company has balances due to a shareholder at
    Shareholder         June 30, 1999 and 1998 of $72,370 and $25,000. The
                        liability consists of moneys received by the Company from various short-term debt obligations of the shareholder. The Company pays the debt requirements of those shareholders short-term debt obligations to the lending institutions for the shareholder, including any required interest payments.


5.  Deferred            The Company has an agreement with a shareholder to
    Compensation        defer a portion of the shareholder's compensation.
    Agreement           The agreement does not represent a qualified plan under
                        Internal Revenue Service provisions. The agreement is to provide to the shareholder, upon reaching the age of 61 or retirement, payments over the balance of his life or a minimum of 10 years. The payments are to be based on the three highest years of compensation paid to the shareholder by the Company. The balances recorded as a liability to the shareholder under this agreement at June 30, 1999 and 1998 were $144,983 and $129,783.

6.  Stockholders'       During December 1997, the Company issued 2,820 of shares
    Equity              as compensation for past services provided by two
                        employees. The Company established the total value of the shares issued at $40,000.

7.  Operating           The Company leases office space under an operating
    Lease               lease.  The lease expires in March 2002.
    Commitments

                        Minimum annual lease commitments are as follows:

                        Years Ending June 30,
                        ----------------------------------------------
                          2000                               $  49,000
                          2001                                  49,000
                          2002                                  32,000
                        ----------------------------------------------

                                                             $ 130,000
                        ==============================================

                                       HSG Acquisition, Inc. D.B.A. Inteck, Inc.

                                                   Notes to Financial Statements


                        Rental expense for years ended June 30, 1999 and 1998 totaled $56,000 and $50,000.

8.  Profit              The Company has a qualified profit sharing plan
    Sharing             with a 401(k) deferred compensation provision
    Plan                covering substantially all employees. The plan allows
                        employees to defer up to 15% of their annual salary with a discretionary matching contribution by the Company. The expense charged to operations for the plan was $11,000 and $27,000 for the years ended June
                        30, 1999 and 1998.

9.  Income              Income taxes are provided on all revenue and expense
    Taxes               items included in the income statement, with the
                        exception of permanent differences between financial earnings and taxable income. Deferred income taxes result principally from utilizing the accrual basis of accounting for financial reporting purposes and the cash basis for income tax purposes.

                        The provision for income taxes consisted of the following:

                                                                         Three Months Ended
                                                                            September 30,
                                                                             (Unaudited)           Years Ended June 30,
                                                                       ---------------------      ------------------------
                                                                        1999          1998          1999          1998
                            ----------------------------------------------------------------------------------------------
                            Current:
                               Federal                                  5,000       (31,000)      $ 18,000       $ (110,000)
                            -----------------------------------------------------------------------------------------------

                            Deferred benefit:
                               Federal                                  2,000         1,000         (7,000)          20,000
                               State                                   (1,000)       (3,000)         2,000           (8,000)
                            -----------------------------------------------------------------------------------------------

                                                                        1,000        (2,000)        (5,000)          12,000
                            -----------------------------------------------------------------------------------------------

                                                                        6,000       (33,000)        13,000          (98,000)
                              Change in valuation allowance                 -         1,000          2,000           (3,000)
                            -----------------------------------------------------------------------------------------------

                                                                      $ 6,000      ($32,000)      $ 15,000       $ (101,000)
                            -----------------------------------------------------------------------------------------------

                                      HSG Acquisitions, Inc. D.B.A. Inteck, Inc.

                                                   Notes to Financial Statements


                        A reconciliation of income tax expense (benefit) at the federal statutory rate to the effective tax rate is as follows:

                                                                         Three Months Ended
                                                                            September 30
                                                                            (Unaudited)        Years Ended June 30
                                                                           1999       1998        1999        1998
                        ------------------------------------------------------------------------------------------
                        Income tax expense (benefit) computed at the
                          federal statutory rate                          2,000    (31,000)   $  9,000   $ (87,000)

                        State income tax expense
                          (benefit), net of federal tax
                          expense (benefit)                               1,000     (3,000)      1,000      (8,000)
                        Other                                            (2,000)     2,000       3,000      (3,000)
                        Increase (decrease) in valuation allowance                               2,000      (3,000)
                        ------------------------------------------------------------------------------------------

                        Income tax expense (benefit)                    $ 6,000   $(32,000)   $ 15,000   $(101,000)
                        ==========================================================================================

                        Temporary differences that give rise to a significant portion of the deferred tax asset are as follows:

                                                                             September 30
                                                                                 1999               June 30
                                                                              (Unaudited)       1999      1998
                        ------------------------------------------------------------------------------------------
                        Deferred tax assets:
                          Net operating loss carryforward                      $12,000        $ 11,000   $  15,000
                          Deferred compensation                                 54,000          54,000      48,000
                          Accrued vacation and officers
                          salaries                                              24,000          26,000      23,000
                        ------------------------------------------------------------------------------------------

                        Net deferred tax assets                                 90,000          91,000      86,000
                        Less valuation allowance                                45,000          45,000      43,000
                        ------------------------------------------------------------------------------------------

                        Net deferred tax asset                                  45,000          46,000      43,000

                        Deferred tax liability:
                          Net unrealized gain on securities
                           available for sale                                        -               -     (10,000)
                        ------------------------------------------------------------------------------------------

                        Net deferred tax asset                                 $45,000        $ 46,000   $  33,000
                        ==========================================================================================

                                       HSG Acquisition, Inc. D.B.A. Inteck, Inc.

                                                   Notes to Financial Statements


                        A valuation allowance equal to 50% the net deferred tax asset has been recorded, as management of the Company has not been able to determine that it is more likely than not that the full benefit from the deferred tax assets will be realized.

                        At June 30, 1999, the Company had state net operating loss carryforwards of approximately $386,000 with expirations through 2018. The state operating losses maybe limited due to changes in ownership. The Company carried back all of its federal net operating losses to prior years.

10.  Supplemental
     Data to
                                                 Three Months Ended
                                                    September 30           Years Ended June 30,
                                                        1999            -------------------------
                                                     (Unaudited)            1999           1998
                        -------------------------------------------------------------------------
     Statements of
     Cash Flows         Cash paid for interest         $4,236             $ 30,226      $  24,881
                        =========================================================================

11.  Subsequent         On October 1, 1999, MC Informatics, Inc., a publicly
     Event              traded company, acquired all of the outstanding stock of
                        HSG Acquisitions, Inc. D.B.A. Inteck, Inc. The
                        acquisition was accounted for under the purchase method
                        of accounting.

                                     F-16

                                      HSG Acquisitions, Inc. D.B.A. Inteck, Inc.

                                                   Notes to Financial Statements


12.  Year 2000          Like other companies, HSG Acquisitions, Inc. D.B.A.
     Issues             Inteck, Inc. could be adversely affected if the computer
     (Unaudited)        systems the Company, its suppliers or customers use do
                        not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

                        The Company has implemented a plan to modify its business technologies to be ready for the year 2000 and is in the process of converting critical data processing systems. The project is expected to be substantially complete by December 31, 1999. The Company has incurred de minimus costs ensuring it is Year 2000 compliant and, based upon its reviews, expects only de minimus costs in the future. The Company does not expect this effort to have a significant effect on operations.


                                     F-17